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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 (the "Registration Statement") of our report dated September 15, 1999 relating to the consolidated balance sheets of TekInsight.Com, Inc. (formerly Tadeo Holdings, Inc. and Subsidiaries) as of June 30, 1999 and 1998 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended June 30, 1999, 1998 and 1997. We also consent to the reference to our firm under the caption "Experts" in the accompanying Prospectus.


                                  /s/ Feldman Sherb & Co., P.C.
                                  -----------------------------
                                  Feldman Sherb & Co., P.C.
                                  Certified Public Accountants



July 12, 2000
New York, New York